Exhibit 99.2

NEWS ANNOUNCEMENT	FOR IMMEDIATE RELEASE

Nexstar BROADCASTING GROUP ENTERS INTO DEFINITIVE AGREEMENT To Acquire

Media general For $4.6 Billion IN ACCRETIVE CASH AND STOCK TRANSACTION

Combined Company, To Be Named Nexstar Media Group, Will Be a Leading, Diversified

Local Marketing and Content Platform with Strong Financial and Growth Profile

Shareholders of Both Companies to Realize Immediate and Long-Term Value

IRVING, Texas and Richmond, VA – January 27, 2016 – Nexstar Broadcasting Group, Inc. (Nasdaq: NXST) and Media General, Inc. (NYSE: MEG) announced today that they have entered into a definitive merger agreement whereby Nexstar will acquire all outstanding shares of Media General for $10.55 per share in cash and 0.1249 of a share of Nexstar Class A common stock for each Media General share. The agreement includes potential additional consideration in the form of a contingent value right ("CVR") entitling Media General shareholders to net cash proceeds as received from the sale of Media General's spectrum in the Federal Communication Commission’s upcoming Incentive Auction. Upon closing, the transaction is expected to be immediately accretive to Nexstar’s operating results (inclusive of expected financial and operating synergies and the planned divestiture of certain assets). To reflect its broadened base of operations and capabilities, Nexstar will change its name to Nexstar Media Group, Inc. upon the completion of the transaction.

The transaction is not subject to any financing condition and Nexstar has received committed financing for the transaction totaling $4.7 billion from BofA Merrill Lynch, Credit Suisse and Deutsche Bank.

The execution of the definitive agreement between Nexstar and Media General follows the termination of the proposed merger transaction between Meredith Corporation (NYSE: MDP) and Media General. Pursuant to the Meredith-Media General merger agreement, Meredith will receive the $60 million termination fee. In addition, Meredith will receive an opportunity to negotiate for the purchase of certain broadcast and digital assets currently owned by Media General.

The transaction, which has been unanimously approved by the boards of directors of both companies, values Media General at $17.14 per share, based on Nexstar’s 30-day volume weighted average price per share as of January 26, 2016, plus the value of the CVR. The transaction consideration represents an approximate 54% premium over the closing share price of Media General on September 25, 2015, the last trading day prior to Nexstar’s initial public announcement regarding its interest in acquiring Media General.

The new Nexstar Media Group will be one of the nation’s leading providers of local news, entertainment, sports, lifestyle and network programming and content through its broadcast and digital media platform with annual revenue in excess of $2.3 billion. With 171 full power television stations in 100 markets and a diverse and growing digital media operation, Nexstar Media Group will offer superior engagement across all devices and influence on consumers’ purchasing decisions unrivaled by other media, including large-scale reach to approximately 39% of all U.S. television households.

Perry Sook, Chairman, President and CEO of Nexstar, commented, “The acquisition of Media General’s broadcasting and digital media assets represent a transformational growth opportunity for Nexstar and is strategically and financially compelling. The transaction increases Nexstar’s broadcast portfolio by approximately two thirds with very limited overlap with our existing properties, more than doubles our audience reach, provides entrée to 15 new top-50 DMAs and offers synergies related to the increased scale of the combined digital media operations.

“Financially, the transaction is expected to more than double our revenue and adjusted EBITDA and result in over $500 million of annual free cash flow which we intend to allocate to leverage reduction, additional strategic growth investments and the return of capital to shareholders. Importantly, Nexstar Media Group’s annual free cash flow per share is expected to exceed $10.50 per year over the 2015/2016 period, marking an approximate 34% increase in Nexstar’s pro-forma 2015/2016 free cash flow per share from Nexstar’s current pro-forma 2015/2016 free cash flow per share of $7.85.

“We intend to implement our proven strategy of focusing on local programming and effective digital media marketing solutions across the assets being acquired and will marry best of breed practices from our existing operations with those from Media General. Led by a proven broadcast and digital media management team with a long-term record of operating execution, M&A integration, delivering strong compound annual growth in free cash flow and creating shareholder value, we are confident that the new Nexstar Media Group will be strongly positioned for consistent long-term success.”

Vincent L. Sadusky, President and CEO of Media General, said, “We are pleased to reach this agreement with Nexstar, which provides Media General shareholders with substantial and immediate value, as well as the opportunity to participate in the significant upside potential of the combined company. Together with Nexstar, we can deliver a more comprehensive, integrated and competitive offering across all markets for the benefit of our advertisers and brands. I am thankful for the hard work and dedication of our talented employees, and I'm confident they will continue to make many valuable contributions as part of a larger and stronger organization. I look forward to working closely with the Nexstar team to bring our companies together to realize the power of this compelling combination and ensure a smooth transition.”

Upon completion of the transaction, expected late in the third quarter/early in the fourth quarter of 2016, Media General and Nexstar shareholders will hold approximately 34% and 66%, respectively, of the combined company’s outstanding shares. In addition, two Media General directors will join the Nexstar Board of Directors at closing. Affiliates of John R. Muse, holding approximately 9% of Media General’s outstanding shares, have entered into a voting agreement that requires them to vote for the transaction with Nexstar and against any alternative transaction unless the merger agreement is terminated.

The transaction is subject to a vote by stockholders of Media General and Nexstar, FCC approval and other regulatory approvals (including expiration of the applicable Hart-Scott-Rodino waiting period) and other customary closing conditions. Nexstar intends to divest certain television stations necessary to obtain FCC approval of the proposed transaction.

BofA Merrill Lynch is acting as financial advisor and Kirkland & Ellis LLP is acting as legal counsel to Nexstar in connection with the proposed transaction. RBC Capital Markets, LLC and Goldman, Sachs & Co. are acting as financial advisors to Media General and Fried, Frank, Harris, Shriver & Jacobson LLP and Weil, Gotshal & Manges LLP are acting as its legal counsel.

Conference Call, Webcast, Investor Presentation

Nexstar and Media General will host a joint conference call today, Wednesday, January 27 at 10:00 a.m. ET to review the transaction and host a question and answer session. To access the conference call, interested parties may dial 888/452-4004 (domestic callers) or 719/234-0008 (international callers). The Conference ID Number is 653465. Participants can also listen to a live webcast of the call from Nexstar’s website at www.nexstar.tv or Media General’s website at www.mediageneral.com/investor/presentations/index.htm. During the conference call and webcast, management will review a presentation summarizing the proposed transaction which can be accessed at www.nexstar.tv. A webcast replay will be available for 90 days following the live event at www.nexstar.tv. Please call five minutes in advance to ensure that you are connected. Questions and answers will be taken only from participants on the conference call. For the webcast, please allow 15 minutes to register, download and install any necessary software.

About Nexstar Broadcasting Group, Inc.

Nexstar Broadcasting Group is a leading diversified media company that leverages localism to bring new services and value to consumers and advertisers through its traditional media, digital and mobile media platforms. Nexstar owns, operates, programs or provides sales and other services to 106 television stations and related digital multicast signals reaching 57 markets or approximately 17.3% of all U.S. television households. Nexstar’s portfolio includes primary affiliates of NBC, CBS, ABC, FOX, MyNetworkTV and The CW and multicast affiliates of Telemundo, Bounce TV, Me-TV, LATV, Estrella, This TV, Weather Nation Utah, Movies! and News/Weather. Nexstar’s community portal websites offer additional hyper-local content and verticals for consumers and advertisers, allowing audiences to choose where, when and how they access content while creating new revenue opportunities.

Pro-forma for the completion of all announced transactions Nexstar will own, operate, program or provide sales and other services to 171 television stations and related digital multicast signals reaching 100 markets or approximately 39% of all U.S. television households. For more information please visit www.nexstar.tv.

About Media General

Media General is one of the nation's largest local media companies that operates or services 71 television stations in 48 markets, along with the industry's leading digital media business. Its robust portfolio of broadcast, digital and mobile products informs and engages 23 percent of U.S. TV households and more than two-thirds of the U.S. Internet audience. Media General has one of the industry's largest and most diverse digital media businesses that includes LIN Mobile, Federated Media, HYFN, Dedicated Media and BiteSizeTV, all under the LIN Digital banner. With unmatched local-to-national reach and integrated marketing solutions, Media General is a one-stop-shop for agencies and brands that want to effectively and efficiently reach their target audiences across all screens. Media General trades on the NYSE under the symbol “MEG.” For more information, visit www.mediageneral.com.

Additional Information

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. In connection with the Agreement and Plan of Merger, by and between Nexstar Broadcasting Group, Inc. (“Nexstar”), Media General, Inc. (“Media General”) and Neptune Merger Sub, Inc. (“Merger Sub”), Nexstar and Media General intend to file relevant materials with the U.S. Securities and Exchange Commission (“SEC”), including a Registration Statement on Form S-4 to be filed by Nexstar that will contain a joint proxy statement/prospectus. INVESTORS AND SECURITY HOLDERS OF NEXSTAR AND MEDIA GENERAL ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of these documents (when available) and other documents filed with the SEC by Nexstar or Media General through the web site maintained by the SEC at http://www.sec.gov. In addition, the joint proxy statement/prospectus (when finalized) will be mailed to stockholders of Nexstar and Media General.

Certain Information Regarding Participants

Nexstar and Media General and their respective directors and executive officers may be deemed to be participants in any solicitation with respect to the proposed transaction under the rules of the SEC. Security holders may obtain information regarding the names and interests of Nexstar’s directors and executive officers in Nexstar’s Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on March 2, 2015, and Nexstar’s proxy statement for the 2015 Annual Meeting of Stockholders, which was filed with the SEC on April 24, 2015. Information about Media General’s directors and executive officers is available in Media General’s definitive proxy statement, dated March 13, 2015, for its 2015 annual meeting of shareholders. These documents can be obtained free of charge from the web site indicated above. Additional information regarding the participants and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Form S-4 and the joint proxy statement/prospectus that Nexstar will file with the SEC when it becomes available.

Forward-Looking Statements

This communication includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words "guidance," "believes," "expects," "anticipates," "could," or similar expressions. For these statements, Nexstar and Media General claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this communication, concerning, among other things, the ultimate outcome and benefits of any possible transaction between Nexstar and Media General and timing thereof, and future financial performance, including changes in net revenue, cash flow and operating expenses, involve risks and uncertainties, and are subject to change based on various important factors, including the timing to consummate the proposed transaction; the risk that a condition to closing of the proposed transaction may not be satisfied and the transaction may not close; the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained or is obtained subject to conditions that are not anticipated, the impact of changes in national and regional economies, the ability to service and refinance our outstanding debt, successful integration of Media General (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations' operating areas, competition from others in the broadcast television markets, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events. Unless required by law, Nexstar and Media General undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this communication might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see Media General’s and Nexstar’s filings with the Securities and Exchange Commission.

Nexstar Contacts

Investors:

Thomas E. Carter

Chief Financial Officer

Nexstar Broadcasting Group, Inc.

(972) 373-8800

JCIR

Joseph Jaffoni/Jennifer Neuman

(212) 835-8500 or nxst@jcir.com

Innisfree M&A Incorporated

Larry Miller/Jonathan Salzberger/Scott Winter

(212) 750-5833

Media:

Sard Verbinnen & Co

George Sard/Jim Barron/Jared Levy

(212) 687-8080

Media General Contacts:
Shareholder/Financial Analysts:	Media:
Jim Woodward Chief Financial Officer (804) 887-5110 jwoodward@mediageneral.com	Courtney Guertin Marketing & Communications Director (401) 457-9501 cguertin@mediageneral.com

Dan Burch / Charlie Koons MacKenzie Partners, Inc. (212) 929-5500	Jamie Moser / Andi Rose Joele Frank, Wilkinson Brimmer Katcher (212) 355-4449